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                                                                   EXHIBIT 11.1


                      AMERICAN BIOMED, INC. AND SUBSIDIARY

                      COMPUTATION OF LOSS PER COMMON SHARE
                                  (Unaudited)

                                                                                       Three Months Ended
                                                                                            March 31,
                                                                                           -----------
                                                                                      1997            1996
                                                                                   -----------     -----------
Computation of loss per common share:

    Net loss                                                                       $  (644,293)    $  (499,797)

    Less preferred stock dividends                                                                    (540,556)
                                                                                   -----------     -----------

    Net loss available to common shareholders                                      $  (644,293)    $(1,040,353)
                                                                                   ===========     ===========

    Weighted average number of common shares outstanding                            13,986,312       9,505,274
                                                                                   ===========     ===========

    Loss per common share                                                          $      (.05)    $      (.11)
                                                                                   ===========     ===========

Computation of loss per common share assuming full dilution (A):

    Weighted average number of shares outstanding                                   13,986,312       9,505,274
                                                                                   ===========     ===========

    Loss per common share assuming full dilution                                   $      (.05)    $     (.11)
                                                                                   ===========     ===========


-------------------

(A) This calculation is submitted in accordance with Securities and Exchange Act of 1934 Release No. 9083 although it is contrary to APB Opinion 15 because it does not result in any dilution.